Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the quarterly report of AmBase Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard A. Bianco, Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification accompanies this Form 10-Q as an exhibit, but shall not be deemed as having been filed for purposes of Section 18 of the Securities Exchange Act of 1934 or as a separate disclosure document of the Company or the certifying officer.

/s/ Richard A. Bianco
Richard A. Bianco
Chairman, President and Chief Executive Officer
AmBase Corporation
Date: August 5, 2022